EXHIBIT 10.1


                              AMENDMENT AGREEMENT
                                   NO. 2 TO
                 REVOLVING CREDIT AND REIMBURSEMENT AGREEMENT


    THIS AMENDMENT AGREEMENT made and entered into as of the 30th day of March, 1995, by and among WILLCOX & GIBBS, INC., a New York corporation (the "Borrower"), NATIONSBANK OF FLORIDA, NATIONAL ASSOCIATION, CREDIT LYONNAIS NEW YORK BRANCH and CREDIT LYONNAIS CAYMAN ISLAND BRANCH (formerly Credit Lyonnais New York Branch) (collectively, "Lenders"), and NATIONSBANK OF FLORIDA, NATIONAL ASSOCIATION, as Agent (the "Agent") and CREDIT LYONNAIS NEW YORK BRANCH as Co-Agent (the "Co-Agent").


                                  WITNESSETH:

    WHEREAS, the Borrower, the Lenders, the Agent and the Co-Agent have entered into a Revolving Credit and Reimbursement Agreement dated as of December 17, 1993, as amended by Amendment Agreement No. 1 dated as of August 22, 1994 (the "Agreement") whereby the Lenders agreed to make loans to the Borrower and to issue Letters of Credit and create Acceptances on behalf of the Borrower; and

    WHEREAS, as a condition to making the loans and issuing Letters of Credit and creating Acceptances the Lenders required that all Subsidiaries of the Borrower guarantee payment of all of Borrower's Obligations; and

    WHEREAS, the Borrower has requested that the Agent, the Co-Agent and the Lenders amend the Agreement as hereinafter provided;

    NOW, THEREFORE, the Borrower, the Agent, the Co-Agent and the Lenders do hereby agree as follows:

    1. The term "Agreement" as used herein and in Loan Documents shall mean the Agreement as hereby amended and modified. Unless the context otherwise requires, all terms used herein without definition shall have the definition provided therefor in the Agreement.

    2. Amendments. Subject to the conditions hereof, the Agreement is hereby amended, effective as of the date hereof, as follows:

          (a)  The following defined terms are hereby deleted from Section
     1.01:

               "Applicable Interest Addition"
               "Borrowing Base"
               "Borrowing Base Certificate"
               "Eligible Accounts"
               "Eligible Inventory"
               "Stated Revolving Credit Termination Date"

               "Swing Line CD Loan"
               "Swing Line CD Rate"

          (b)  The definition of "Applicable Base Rate" appearing in Section
     1.01 is hereby amended by deleting the words "Swing Line CD Loan" appearing in clause (ii) and inserting in lieu thereof the words "Floating CD Loan" and by deleting the words "Swing Line Loan" in clause (ii) and inserting in lieu thereof the words "Floating CD Loan;"

          (c) The Definition of "Applicable Margin" appearing in Section 1.01 is hereby amended in its entirety so that as amended it shall read as follows:

               "'Applicable Margin' means, in the case of a LIBOR Loan, Floating CD Loan or Fixed CD Loan, 0.75% per annum (the 'Interest Addition') and, in the case of the unused fee required to be paid pursuant to Section 2.13, 0.225% per annum (the 'Unused Fee'); provided, however, in the event that as at the end of any fiscal quarter of the Borrower ending on or after June 30, 1995 (each such date, a 'Determination Date'), the ratio of Consolidated EBIT to Consolidated Interest Expense (the 'EBIT Ratio') for the four fiscal quarters then ended is greater than 2.50 to
          1.00 and the ratio of Consolidated Senior Indebtedness to Consolidated Total Capital (the 'Senior Indebtedness Ratio') is less than 0.40 to 1.00, then effective on the fifth Business Day (an 'Addition Adjustment Date') following the date of delivery (the 'Delivery Date') of the Compliance Certificate setting forth the computations of such Ratios for all outstanding Loans and for the Unused Fee and effective as of the first day of the Interest Period for each Loan made on or after the Addition Adjustment Date, in each case to but not including the next succeeding Additional Adjustment Date, the Interest Addition and the Unused Fee shall mean the percent per annum set forth in the applicable column below as to which both the EBIT Ratio and the Senior Indebtedness Ratio determined as of the Determination Date are within the ranges that correspond to such column:

                                                                   EBIT Ratio is:
                                         -------------------------------------------------------------------
                                                                Greater than 3.00          Greater than
                                                                     to 1.00               2.50 to 1.00
                                                                   but equal to            but equal to
                                           Greater than            or less than            or less than
                                           3.50 to 1.00            3.50 to 1.00            3.00 to 1.00
                                         -------------------     ------------------    ---------------------
          Senior
          Indebtedness                   Interest     Unused     Interest    Unused    Interest     Unused
          Ratio is:                      Addition      Fee       Addition     Fee      Addition      Fee
          ---------------------------    ---------    ------     --------    ------    --------     --------

          Less than .25 to 1.00            0.55%      0.15%       0.55%       0.15%      0.65%      0.175%

          Less than .30 to 1.00
          but equal to or greater
          than .25 to 1.00                 0.55%      0.15%       0.65%       0.175%     0.65%      0.175%

          Less than .40 to 1.00 but
          equal to or greater than
          .30 to 1.00                      0.65%      0.175%      0.65%       0.175%     0.75%      0.225%

          Equal to or greater than
          .40 to 1.00                      0.75%      0.225%      0.75%       0.225%     0.85%      0.25%



          Prior to the delivery of such Compliance Certificate, the Borrower may deliver to the Agent a certificate of an Authorized Officer (a "Preliminary Certificate") certifying as to the level of such Ratios as of the most recent Determination Date, and the Applicable Margin shall be determined as provided above based on such Preliminary Certificate treating the date of delivery thereof as a Delivery Date until delivery of such Compliance Certificate; provided that (A) the accuracy of and basis for computations contained in each Preliminary Certificate shall be subject to verification by the Agent and (B) the Applicable Margin shall be readjusted retroactively to the preceding Addition Adjustment Date in the event that the Compliance Certificate subsequently delivered in connection therewith shall demonstrate that any previous adjustment to the Applicable Margin based on such Preliminary Certificate is not supported by the computations contained in such Compliance Certificate;

          (d) The definition of "CD Rate" appearing in Section 1.01 is hereby amended by deleting the word "Fixed" appearing therein;

          (e)  A new definition "Consolidated EBIT" is hereby added to Section
     1.01 immediately following the definition of "Consolidated Interest Coverage Ratio" which definition shall read as follows:

          "'Consolidated EBIT' means, with respect to the Borrower and its Subsidiaries for the four fiscal quarters immediately preceding the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income for such period, plus (ii) Consolidated Interest Expense during such period, (iii) plus taxes on income during such period, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a consistent basis";

          (f) The definition of "Floating Rate" appearing in Section 1.01 is hereby amended in its entirety so that as amended it shall read as follows:

          "'Floating Rate' means in the case of a Reference Loan the Reference Rate and in the case of a Floating CD Loan the CD Rate for such Floating CD Loan";

          (g) The definition of "Floating Rate Loan" appearing in Section 1.01 is hereby amended in its entirety so that as amended it shall read as follows:

          "'Floating Rate Loan' means a Loan which is either a Reference Loan or a Floating CD Loan";

          (h)  A new definition "Floating CD Loan" is hereby added to Section
     1.01 immediately following the definition "Fixed Rate Loan" which definition shall read as follows:

          "'Floating CD Loan' means a CD Loan other than a Fixed CD
          Loan";

          (i) The definition of "Interest Period" appearing in Section 1.01 is hereby amended by inserting the words "seven days or" in front of the word "one" and the words "or one year" following the word "months" in clause
     (B) of such definition;

          (j) The definition of "Principal Office" appearing in Section 1.01 is hereby amended in its entirety so that as amended it shall read as follows:

          "'Principal Office' means the principal office of the Agent at One Independence Center, 15th Floor, Charlotte, North Carolina 28255, Attention: Agency Services, or such other office and address as the Agent may from time to time designated";

          (k)  A new definition "Reference Loan" is hereby added to Section
     1.01 immediately following the definition of "Principal Office" which definition shall read as follows:

          "'Reference Loan' means a Loan which bears interest at the Reference Rate";

          (l)  A new definition "Reference Rate" is hereby added to Section
     1.01 immediately following the definition of "Reference Loan" which definition shall read as follows:

          "'Reference Rate' with respect to any day means the greater of (i) the Federal Funds Effective Rate in effect on such day plus one-half of one percent (1/2%) or (ii) the rate of interest per annum announced publicly by the Agent as its prime rate in effect on such day (such prime rate is not necessarily the lowest or best rate offered by NationsBank to its customers). Any change in the Reference Rate shall be effective as of the day of such change";

          (m) The definition of "Revolving Credit Termination Date" appearing in Section 1.01 is amended by deleting the phrase "Stated Revolving Credit Termination Date" in clause (i) and inserting in lieu thereof the date "March 30, 2000";

          (n) The definition of "Swing Line Rate" appearing in Section 1.01 is hereby amended in its entirety so that as amended it shall read as follows:

          "'Swing Line Rate' means either the Reference Rate or the Floating CD Rate as designated by the Borrower as provided in Section 2.17(i), any change in the Reference Rate or CD Rate for a Floating CD Loan to be effective as of the date of any such change";

          (o) The definition of "Total Revolving Credit Commitment" appearing in Section 1.01 is hereby amended in its entirety so that as amended it shall read as follows:

          "'Total Revolving Credit Commitment' means an amount equal to $40,000,000, as reduced in accordance with section
          2.10";

          (p) Section 2.01 is hereby amended in its entirety so that as amended it shall read as follows:

               "2.01     Commitment.  Subject to the terms and
          conditions of this Agreement, each Lender severally agrees to make Advances to the Borrower from time to time from the Closing Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by the Borrower on any day determined by its Applicable Commitment Percentage up to but not exceeding the Revolving Credit Commitment of such Lender, provided, however, that the Lenders will not be required and shall have no obligation to make any Advance (i) so long as a Default or an

          Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of the Notes as a result of an Event of Default, or (iii) if any other term or condition set forth in Sections 5.01 or 5.02 hereof, as the case may be, to the extent applicable, has not been satisfied or waived; provided further, however, that immediately after giving effect to each Advance, the principal amount of outstanding Revolving Loans plus the amount of all Swing Line Outstandings, Acceptances, Outstanding Letters of Credit and Reimbursement Obligations shall not exceed the Total Revolving Credit Commitment. Within such limits, the Borrower may borrow, repay and reborrow hereunder, on a Business Day in the case of a Floating Rate Loan or Fixed CD Loan, and on a LIBOR Business Day in the case of a LIBOR Loan, from time to time from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date; provided, however, that (x) no Fixed CD Loan shall be made less than thirty (30) days before the Revolving Credit Termination Date and no LIBOR Loan shall be made less than seven (7) days before the Revolving Credit Termination Date and (y) each Fixed Rate Loan may, subject to the provisions of Section 2.06, be repaid only on the last day of the Interest Period with respect thereto. The Borrower agrees that if at any time the Outstandings shall exceed the Total Revolving Credit Commitment, the Borrower shall immediately reduce the outstanding principal amount of the Loans such that, as a result of such reduction, the Total Revolving Credit Commitment shall equal or exceed the Outstandings."

          (q) Section 2.03 is hereby amended by deleting the phrase "six (6) different Interest Periods" and inserting in lieu thereof the phrase "ten
     (10) different Interest Periods."

          (r) Section 2.04(c) is hereby amended by deleting the reference to "Floating Rate Loan" wherever it appears therein and inserting in lieu thereof the term "Reference Loan";

          (s) Section 2.08 is hereby amended by inserting an additional paragraph thereto reading as follows:

               "At the request of Credit Lyonnais, the Borrower will cause to be executed and delivered to each of its New York Branch and its Cayman Island Branch, a note in the amount of the Applicable Commitment Percentage of Credit Lyonnais; provided that such notes shall provide that the aggregate outstanding principal amount payable under both such notes shall not exceed the Applicable Commitment Percentage of

          Credit Lyonnais. Credit Lyonnais agrees that all dealings hereunder by the Agent shall be with the New York Branch and that all payments required hereunder, notices of request for advances and other notices shall be made or given to Credit Lyonnais New York Branch on behalf of Credit Lyonnais."

          (t) Section 2.13 is hereby amended by deleting the phrase "one-fourth percent (1/4%) per annum" in clause (a) of the first sentence and inserting in lieu thereof the phrase "the Applicable Margin for Unused Fee";

          (u) Section 2.16 is hereby amended in its entirety so that as amended it shall read as follows:

               "2.16     Use of Proceeds.  The proceeds of the Loans
          made pursuant to the Revolving Credit Facility and Swing Line hereunder shall be used by the Borrower for (i) prepayment of the BTR Indebtedness, (ii) payment of certain contingent obligations relating to the Summers Group acquisition, (iii) working capital needs, (iv) acquisitions, and (v) other general corporate purposes of the Borrower";

          (v) Section 2.17 is hereby amended by (a) deleting the figure "$5,000,000" appearing in clause (ii) and inserting in lieu thereof the figure "$10,000,000," (b) deleting the phrase "either the Borrowing Base or" in clause (iii) of the second sentence of the lead paragraph, (c) deleting in its entirety the last sentence of the lead paragraph, (d) deleting the reference to "Floating Rate Loan" in subsection (iv) and inserting in lieu thereof "Reference Loan," and (e) subsections (i) and
     (ii) are hereby amended in their entirety so that as amended they shall read as follows:

               "(i) Borrower may borrower, repay and reborrow under this Section 2.17. Borrowings under the Swing Line may be made in amounts which are integral multiples of $100,000 upon telephonic (confirmed in writing) or telefacsimile request by an authorized officer of the Borrower made to NationsBank not later than 12:00 noon Charlotte, North Carolina time on the Business Day of the requested borrowing. Swing Line Loans shall bear interest, at the election of the Borrower as designated to NationsBank, at either the Reference Rate in the case of a Reference Loan or the CD Rate in the case of a Floating CD Loan. If Borrower fails to designate the interest rate for a Swing Line Loan, then such Swing Line Loan shall bear interest at the Reference Rate. Each repayment of a Swing Line Loan shall be in a minimum amount of $100,000 and multiples of $10,000 in excess thereof.

               (ii) If Borrower instructs NationsBank to debit its demand deposit account in an amount of any payment with respect to a Swing Line Loan, or NationsBank otherwise receives repayment after 2:00 P.M. Charlotte, North Carolina time, on a Business Day, such payment shall be deemed received on the next Business Day."

          (w)  Section 2.18 is hereby deleted in its entirety;

          (x) Section 3.01 is hereby amended by (i) deleting the word "Stated" appearing in the second sentence, and (ii) deleting the phrase "either the Borrowing Base or" in the last sentence thereof;

          (y) The parties to this Amendment Agreement hereby agree that notwithstanding the provisions of Sections 3.02 and 3.03, the Borrower shall not be entitled to request and NationsBank shall not cause to be issued Acceptances for the benefit of the Borrower, and the Agreement is hereby amended to delete all rights of the Borrower to cause Acceptances to be created;

          (z) Section 3.04 is hereby amended by (i) deleting the reference in the last sentence of subsection (a) to "Floating Rate" and inserting in lieu thereof the term "Reference Rate," and (ii) changing the reference in the second sentence of subsection (e) to the 1993 revision of the Uniform Customs and Practice for Documentary Credits, Publication No. 500;

          (aa) Section 3.05 is hereby amended in its entirety so that it shall read as follows:

          "For the period beginning on March 30, 1995 and ending on the Revolving Credit Termination Date, the Borrower agrees to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a fee equal to the Applicable Margin for the Interest Addition times the stated amount of each Letter of Credit from the date of issuance of such Letter of Credit. In addition, the Borrower shall pay to NationsBank a fee equal to one-eighth percent (1/8%) per annum of the face amount of each Letter of Credit. Such payment of fees provided for in this Section 3.05 shall be due quarterly in arrears on the last Business Day of each March, June, September and December."

          (ab) Section 5.02(f) is hereby amended by deleting the comma following the word "continuing," and inserting a period in lieu thereof and deleting the remainder of such subsection (f);

          (ac) Section 8.01 is hereby amended by deleting subsection (d) and relettering subsections (e) and (f) as subsections (d) and (e);

          (ad) Section 9.02 is hereby amended by deleting the figure "5,000,000" appearing in clause (vi) and inserting in lieu thereof the figure "$10,000,000";

          (ae) Section 9.06 is hereby amended by (i) deleting the word "and" at the end of clause (xvi), (ii) replacing the period at the end of clause
     (xvii) with a comma and adding the following:

          "(xviii) tax exempt obligations of any state of the United States of America or any political subdivision or public instrumentality thereof which are payable in Dollars and are rated in one of the two highest rating categories by Standard & Poor's Corporation or Moody's Investors Services, Inc. and which have a weighted average life of not more than 90 days, and (xix) securities of any open-end investment company registered under the Investment Company Act of 1940, as amended, which invests primarily in obligations meeting the requirements set forth in the clause (xviii)."

          (af) Section 9.11 is hereby amended by (i) deleting the word "and" at the end of clause (v) and correcting the clause reference following the word "and" to read "(vi)," (ii) replacing the period at the end of clause
     (vi) with a comma and the word "and" and adding the following:

          "(vii)    prepayment of mortgage Indebtedness of
          approximately $6,500,000 of WGI Properties, Inc. together with a prepayment penalty of not to exceed 1% of such Indebtedness."

          (ag) Section 9.12 is hereby amended in its entirety so that as amended it shall read as follows:

               "9.12     Consolidated Senior Indebtedness/Capital.
          Permit at any time the ratio of Consolidated Senior Indebtedness to Consolidated Total Capital to exceed (i) .55 to 1.00 during Fiscal Year 1995, and (ii) .45 to 1.00 during any Fiscal Year thereafter."

          (ah) Section 9.17 is hereby amended in its entirety so that as amended it shall read as follows:

               "9.17     Fixed Charge Coverage Ratio.  Permit at any
          time during the periods set forth below the Consolidated Fixed Charge Coverage Ratio to be less than that set forth below opposite such period:

                                              Consolidated Fixed
                 Period                     Charge Coverage Ratio
                -------                     ----------------------

          October 1, 1994 through                 1.15 to 1.00
             June 30, 1995

          July 1, 1995 through                    1.30 to 1.00
             December 31, 1996

          January 1, 1997 and                     1.40 to 1.00
             thereafter"

          (ai) Section 10.01 is hereby amended by adding the "or" at the end of subsection (j) and adding a new subsection (k) to Section 10.1 which subsection shall read as follows:

               "(k) if Rexel shall cease to own, directly or indirectly, at least one-third (33 1/3%) of the voting stock of the Borrower after exercise of all convertible securities and stock options."

          (aj) Exhibit A to the Agreement is amended in its entirety so that as amended it is in the form attached to this Amendment Agreement.

          (ak) Footnote 1 to the Borrowing Notice set forth in Exhibit F-1 is hereby amended to read as follows:

               "1 For any Fixed CD Loan 30, 60, 90 or 180 days and for any LIBOR Loan, seven days, one, two, three or six months or one year."

    3. Each of the Guarantors joins in executing this Amendment Agreement for the purpose of consenting hereto and reaffirm their guaranty of Borrower's Obligations.

    4. In order to induce the Lender to enter into this Amendment Agreement, the Borrower represents and warrants to the Lenders as follows:

          (a) The representations and warranties made by Borrower in Article VII of the Agreement are true on and as of the date hereto except that the financial statements referred to in Section 7.02(c) shall be those most recently furnished to the Lender pursuant to Section 8.01;

          (b) There has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries since the date of the most recent financial reports of the Borrower received by the Lenders under Section 8.01 thereof, other than changes in the ordinary course of business, none of which has been a material adverse change;

          (c) The business and properties of the Borrower and its Subsidiaries are not, and since the date of the most recent financial report of the Borrower and its Subsidiaries received by the Lenders under Section 8.01 thereof have not been adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

          (d) No event has occurred and no condition exists which, upon the consummation of the transaction contemplated hereby, constituted a Default or an Event of Default on the part of the Borrower under the Agreement or the Notes either immediately or with the lapse of time or the giving of notice, or both.

    5. As a condition to the effectiveness of this Amendment Agreement the Agent shall have received the following:

          (a) Executed counterparts of this Amendment Agreement and substitute Notes (which shall be exchanged for the currently existing Notes) in the amount of the Applicable commitment percentage of each Lender;

          (b) Certificate of the Secretary or Assistant Secretary of the Borrower as to (i) Certificate of Incorporation, (ii) Bylaws, (iii) resolutions of the Board of Directors authorizing the transactions contemplated by this Amendment Agreement and (iv) existence of the Borrower;

          (c) Certificate of the Secretary of each of the Guarantors as to resolutions of such Guarantor approving the execution of this Amendment Agreement;

          (d) Opinion of counsel for the Borrower and Guarantors in form and content acceptable to the Lenders; and

          (e) Receipt by the Agent and Lenders of all fees and expenses payable by the Borrower in connection with this Amendment Agreement.

    6. All instruments and documents incident to the consummation of the transactions contemplated hereby shall be satisfactory in form and substance to the Lenders and their counsel; the Lenders shall have received copies of all additional agreements, instruments and documents which they may reasonably request in connection therewith, such documents, when appropriate, to be certified by appropriate corporate or governmental authorities; and all proceedings of the Borrower relating to the matters provided for herein shall be satisfactory to the Agent, the Lenders and their counsel.

    7. This Amendment Agreement and the Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, conditions, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement otherwise expressly stated, no representation, warranties or commitments, express or implied, have been made by any other party to the other. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by all the parties hereto, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any preceding or succeeding breach thereof.

     Except as hereby specifically amended, modified or supplemented, the Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to by duly executed by their duly authorized officers, all as of the day and year first above written.


                              BORROWER:


                              WILLCOX & GIBBS, INC.



                              By:  /s/ Eric Pierson
                                   -------------------------------------
                              Name:     Eric Pierson
                              Title:    Treasurer

                              GUARANTORS:

                              CALCON ELECTRIC SUPPLY, INC.
                              C.E.S. INDUSTRIES, INC.
                              CLARK CONSOLIDATED INDUSTRIES, INC.
                              CONSOLIDATED ELECTRIC SUPPLY, INC.
                              DUELLMAN ELECTRIC SUPPLY COMPANY
                              ELGEE ELECTRIC SUPPLY CO., INC.
                              ENGINEERED APPAREL CONCEPTS, INC.
                              ROBIN SERVICE CORP.
                              THE SACKS ELECTRICAL SUPPLY CO.
                              SEACO ELECTRICAL SUPPLIES, INC.
                              SOUTHERN ELECTRIC SUPPLY COMPANY, INC.
                              W&G EXPORT CORPORATION
                              WILLCOX & GIBBS DN, INC.
                              WILLCOX & GIBBS DS, INC.
                              WILLCOX & GIBBS OF ALABAMA, INC.
                              SUMMER GROUP, INC.


                              By:  /s/ Stephen M. Hitt
                                   -------------------------------------
                              Name:     Steven M. Hitt
                              Title:    Vice President

                              NATIONSBANK OF FLORIDA, NATIONAL
                              ASSOCIATION, as Agent and as Lender


                              By:  /s/ Stephen Hanas
                                   -------------------------------------
                              Name:     Stephen Hanas
                              Title:    Vice President

1301 Avenue of the Americas   CREDIT LYONNAIS NEW YORK BRANCH
New York, New York  10019     Individually and as Co-Agent
ATTN:  European Group
                              By:  /s/ Xavier Roux
                                   -------------------------------------
                              Title:    First Vice President


c/o Credit Lyonnais           CREDIT LYONNAIS CAYMAN ISLAND BRANCH,
  New York Branch             as Lender
1301 Avenue of the Americas
New York, New York  10019
ATTN:  European Group
                              By:  /s/ Xavier Roux
                                   -------------------------------------
                              Title:    First Vice President

                                   EXHIBIT A


                       Applicable Commitment Percentages
                      ----------------------------------

                                                            Applicable
Lender                        Committed Amount        Commitment Percentage
- ------                        ----------------        ---------------------

NationsBank of Florida          $26,000,000                    65%
National Association

Credit Lyonnais                  14,000,000                    35%
                                -----------                   -----
                                $40,000,000                   100%